UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE

The purpose of this Amendment to the Form 8-K filed with the Securities and Exchange Commission on October 10, 2017, File No.: 002-78335-NY | Film No.: 171128732, is to provide updated information with respect to the Amendment to Schedule 6 of the Agreement of Purchase and Sale dated September 2, 2017 among PHI Group, Inc., American Pacific Resources, Inc. and Rush Gold Royalty, Inc. and the registration of the acquired gold mine claims in Grant County, Oregon, under the name of American Pacific Resources, Inc. in connection with the closing of said Agreement of Purchase and Sale.

No other changes have been made in this Amendment to the Form 8-K filed on October 10, 2017.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 29, 2017 PHI Group, Inc. and its wholly-owned subsidiary American Pacific Resources, Inc. (the “Company”) entered into a Closing Memorandum for the Agreement of Purchase and Sale by and between the Company and Rush Gold Royalty, Inc., a Wyoming corporation, to be effective October 3, 2017.

On November 1, 2017, PHI Group, Inc., American Pacific Resources, Inc. and Rush Gold Royalty, Inc. signed an “Amendment to Schedule 6 of the Agreement of Purchase and Sale dated September 2, 2017 among PHI Group, Inc., American Pacific Resources, Inc. and Rush Gold Royalty, Inc.”, which is qualified in its entirety by reference to the full text of said Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Effectively November 13, 2017, Brenda J. Percy, County Clerk for Grant County, Oregon, certified that the mining claims shown in Exhibit 10.2 herewith were recorded in the Grant County Clerk’s Records for the benefits of American Pacific Resources, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

No.	Description

10.1	Amendment to Schedule 6 of the Agreement of Purchase and Sale dated September 2, 2017 among PHI Group, Inc., American Pacific Resources, Inc. and Rush Gold Royalty, Inc.

10.2	Grant County, Oregon mining claims registered under the name of American Pacific Resources, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO